Exhibit 99.1

CSA, LLC

WSRP, LLC
Certified Public Accountants
& Business Advisors
www.WSRP.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of CSA, LLC

We have audited the accompanying balance sheets of CSA, LLC as of December 31, 2013 and 2014, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CSA, LLC as of December 31, 2013 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2014, the Company had negative working capital of approximately $559,000. For the year ended December 31, 2014, the Company had a net loss of approximately $405,000 and negative cash flows from operating activities of approximately $337,000. Uncertainty as to the outcome of these factors raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ WSRP, LLC
Salt Lake City, UT
 November 2, 2015

CSA, LLC
Balance Sheets
December 31, 2014 and 2013

ASSETS
	2014	2013
Current assets:
Cash	$42,525	$110,486
Accounts receivable, net of allowance for doubtful accounts of $25,000 and $0 in 2014 and 2013, respectively	85,003	29,130
Other current assets	4,027	-

Total current assets	131,555	139,616

Loan receivable from Member	261,573	115,145
Property and equipment, net of accumulated depreciation	42,500	21,040

Total assets	$435,628	$275,801

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable	$34,464	$3,001
Accrued expenses	246,220	53,158
Due to related party	10,000	-
Mandatorily redeemable units	400,000	400,000

Total current liabilities	690,684	456,159

Total liabilities	690,684	456,159

Members' deficit	(255,056)	(180,358)

Total liabilities and members' equity	$435,628	$275,801

See notes to financial statements.

CSA, LLC
Statements of Operations
For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenues	$633,615	$194,906

Cost of revenues	401,323	161,032

Gross profit	232,292	33,874

Operating expenses:
Advertising and marketing	10,897	16,712
Payroll	355,213	162,462
Professional fees	52,942	62,469
Rent	50,070	24,851
Travel	39,682	27,290
Other	128,493	65,841

Total operating Expenses	637,297	359,625

Loss before other expenses	(405,005)	(325,751)

Other income (expense):
Interest income	4,773	355
Fees and penalties	(3,829)	(392)
Debt conversion expense	-	(152,736)
Gain (loss) on sale of asset	(437)	3,145
Other	(100)	(2,400)

Total other income (expense)	407	(152,028)

Loss from continuing operations	(404,598)	(477,779)

Net loss	$(404,598)	$(477,779)

See notes to financial statements.

CSA, LLC
Statements of Changes in Members' Deficit
For the Years Ended December 31, 2014 and 2013

	Members' Deficit	Unit Subscription Receivable	Total

Balance, Beginning at 1/1/2013	$(41,211)	$-	$(41,211)

Contributions	530,000	-	530,000

Options issued for employee compensation	18,146	-	18,146

Units issued for services	40,000	-	40,000

Induced conversion	152,736	-	152,736

Mandatorily redeemable units	(400,000)	-	(400,000)

Unit subscription receivable	-	(2,250)	(2,250)

Net loss	(477,779)	-	(477,779)

Balance, Ending at 12/31/2013	(178,108)	(2,250)	(180,358)

Contributions	290,000	-	290,000

Options issued for employee compensation	39,900	-	39,900

Net loss	(404,598)	-	(404,598)

Balance, Ending at 12/31/2014	$(252,806)	$(2,250)	$(255,056)

See notes to financial statements.

CSA, LLC
Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net loss	$(404,598)	$(477,779)
Items not requiring cash:
Depreciation	8,616	755
Loss (gain) on disposal of asset	437	(3,145)
Mandatorily redeemable units	-	400,000
Units issued for services rendered	39,900	56,625
(Increase) decrease in assets:
Accounts receivable	(55,873)	(3,123)
Other current assets	(4,027)	-
Loan receivable from members	(146,428)	(175,658)
Increase (decrease) in liabilities:
Accounts payable	31,463	(333)
Payroll liabilities	61,347	8,768
Other accrued expenses	19,783	19,523
Customer deposits	57,851	375
Accrued payroll	2,622	5,987
Accrued vacation	(5,555)	9,420
Refund of investor deposit	50,000	-
Other liabilities	7,014	-

Net cash from operating activities	(337,448)	(158,585)

Cash flows from investing activities:
Purchases of property and equipment	(30,513)	(18,402)
Proceeds from sale of asset	-	5,000

Net cash from investing activities	(30,513)	(13,402)

Cash flows from financing activities:
Contributions from members	290,000	284,257
Due to related party	10,000	-
Unit subscription receivable	-	(2,250)

Net cash from financing activities	300,000	282,007

(Decrease) increase in cash	(67,961)	110,020

Cash, beginning of year	110,486	466

Cash, end of year	$42,525	$110,486

See notes to financial statements.

CSA, LLC
Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	2014	2013
Supplemental disclosure of cash flow information:

Cash paid during the year for:
Income taxes	$-	$-

Interest	$6,501	$-

See notes to financial statements.

CSA, LLC
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business

CSA, LLC (“CSA” or the “Company”), a limited liability company organized in the state of Colorado on March 22, 2010 is a comprehensive security solutions provider catering to businesses in the licensed cannabis industry. CSA is headquartered in Denver Colorado, and has expanded its operations to serve the increasing number of state licensed cannabis cultivators, processors, infused products manufacturers, and retailers in the United States. CSA has installed over 400 security systems in permitted facilities across multiple states with the bulk of the customer base in Washington and Colorado. CSA provides effective security solutions, including installations of alarms, door access systems, video cameras, security system design and consulting businesses in the state licensing process. According to the Articles of Organization, the Company was originally named SpecOps LLC. An Articles of Amendment was filed on November 10, 2011 to change the name from SpecOps LLC to Canna Security America LLC.  A second Articles of Amendment was filed on October 16, 2014 to change the name from Canna Security LLC to CSA LLC. The Company has only one class of units and all outstanding units have the same rights and privileges customarily associated with ownership.

Basis of presentation and going concern

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring net losses of $404,598 and $477,779 and negative cash flows from operating activities of $337,448 and $158,585 for the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014 and 2013, the Company had a working capital deficit of $559,129 and $316,543, respectively, and a members’ deficit of $255,056 and $180,358, respectively.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of presentation and going concern (continued)

The Company anticipates that it will continue to incur losses into the foreseeable future and plans to fund its losses from operations and capital funding needs through future public or private equity or debt financings, other third-party funding, collaborations or a combination of these. There can be no assurance that the Company will be able to obtain equity or debt financing on acceptable terms, or at all. If the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, and future prospects, including its ability to continue as a going concern.

The Company’s recurring net losses, working capital deficit and members’ deficit raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

Use of estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Revenue recognition

Major components of revenue for the Company include installations of alarms, door access systems, video cameras, security system design, monitoring and consulting.  Revenue is recognized as those services are rendered, net of sales taxes. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered. Revenue associated with the sale of equipment and related installation is recognized once delivery, installation and customer acceptance is completed.  Monitoring revenue is recognized over the life of the respective contract.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

All highly liquid investments with original maturities of three months or less from the time of purchase are considered to be cash equivalents.

Accounts receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment on the invoice date. Unpaid accounts receivable with invoice dates over 30 days old bear interest at 1% per month.

Accounts receivable are stated at the contractual amount billed to the customer plus any accrued and unpaid interest. Customer account balances with invoices dated over 90 days old are considered past due. Interest continues to accrue on past due accounts until the age of any invoices exceeds 180 days at which time the account is placed on nonaccrual status. When a customer balance is placed on nonaccrual status, the Company reverses any accrued but uncollected interest previously recognized through interest income. In addition, the Company discontinues the accrual of interest and does not resume these accruals unless the account first ceases to be classified as past due and then subsequently requalifies for accrual status.

The allowance for doubtful accounts receivable reflects the best estimate of probable losses inherent in the Company's receivable portfolio determined on the basis of historical experience and other currently available evidence.

Loan receivables and allowance for loan losses

Loans receivable are stated at unpaid principal balances, less an allowance for loan losses and net deferred loan origination fees and discounts, if any. Interest on loans is recognized over the term of the loan and is calculated using the compound-interest method on the outstanding balance of the loan.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation expense for fiscal years 2014 and 2013 was approximately $8,000 and $1,000, respectively. Maintenance and repair expenditures are charged to expense when incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

Leasehold improvements	Lesser of remaining term of the lease or economic useful life

Vehicles	Up to 5 years

Equipment, furniture and fixtures	3 to 7 years

Inventory

Inventory is recorded at the lower of cost (primarily first-in, first-out) or market value.

Long-lived assets

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset.  If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded.  Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable.  Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.  Management has evaluated the long-lived assets and has not identified any impairment as of December 31, 2014 or 2013.

Income taxes

The Company is a limited liability company, but with the consent of its members, has elected, under the Internal Revenue Code, to be taxed as an S corporation. In lieu of corporate income taxes, the members of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate their fair values due to the short-term nature of these instruments.

The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  This hierarchy consists of three broad levels: Level 1 inputs consist of unadjusted quoted prices in active markets for identical assets and have the highest priority; Level 2 inputs are those that are observable, either directly or indirectly, for the asset or liability other than quoted prices included in Level 1; and Level 3 inputs, which are unobservable and are used when level 1 and 2 inputs are not available.  The Company uses appropriate valuation techniques based on the available inputs.  When available, the Company measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value.  Level 3 inputs, if any, were only used when Level 1 or Level 2 inputs were not available.

Share based compensation

The Company established an equity based compensation plan for a certain employee and consultant.  Under each plan, the individuals vest in the shares of the Company based upon the terms of their respective agreements.  The Company values the shares either at the stated value contained in the agreement or using the intrinsic value method.  Compensation costs are recognized using the straight-line method. Upon exercise, the equity units will be issued out of equity units reserved under the plan.

Advertising

Advertising is charged to expense as incurred. Operating expenses includes advertising and marketing expense of approximately $11,000 and $17,000 for 2014 and 2013, respectively.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

Management has reviewed and adopted applicable recent accounting standards updates issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Security and Exchange Commission during the fiscal years ended December 31, 2014 and 2013.  Management believes the adoption of such pronouncements and revisions do not have a material impact on the Company's financial statements other than certain footnote disclosures which have been incorporated into these financial statements.

Subsequent events disclosure

Subsequent events have been evaluated through November 2, 2015, which is the date the financial statements were available to be issued.

2.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2014	2013
Vehicles	$16,000	$16,000
Furniture and equipment	35,383	5,977
	51,383	21,977
Less accumulated depreciation	(8,883)	(937)

Property and equipment, net	$42,500	$21,040

3.	ACCRUED EXPENSES

Accrued expenses consist of the following:

	2014	2013
Customer deposits	$58,226	$375
Accrued payroll	8,609	5,987
Accrued Vacation	3,865	9,420
Payroll liabilities	79,200	17,853
Other liabilities	7,014	-
Refund of investor deposit	50,000	-
Other accrued expenses	39,306	19,523

Total accrued expenses	$246,220	$53,158

4.	PROVISION FOR INCOME TAXES

The Company follows the provisions of uncertain tax positions as addressed in FASB ASC 740-10-65-1.  The Company files income tax returns in the U.S. Federal and state jurisdictions.  Generally, the Company's tax returns remain open for federal income tax examination for three years from the date of filing and four years for Colorado.  The Company is no longer subject to U.S. federal examinations by tax authorities for 2009 and 2010 and is no longer subject to state income tax examinations by tax authorities for 2009.

The Company recognizes interest and penalties associated with its tax positions in operating expenses. Interest and penalties recognized during the years ended December 31, 2014 and 2013 were $19,344 and $15,210, respectively. In addition, there was $6,501 of interest paid in connection with payroll taxes during the year ended December 31, 2014. These amounts are included in the Statement of Operations under the caption "Other."

5.	COMMITMENTS AND CONTINGENCIES

Leases

In September 2013, the Company leased office space for 36 months, containing certain escalations in rent and an initial rent holiday, expiring in August 2016. The Company accounts for rent expense on a straight-line basis over the term of the lease.  Future minimum lease payments that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2014 are as follows:

Year ending December 31:
2015	$50,828
2016	39,996

$90,824

Litigation

From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business.  Any adverse outcome of any claim, in management’s opinion, individually or in the aggregate, would not have a material effect on the Company’s financial condition, results of operations or cash flows.

5.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Concentrations

The Company's primary source of revenue is to businesses associated with the cannabis industry.

Approximately 59% of revenues came from three customers during 2014 and 67% of revenues came from three customers during 2013.

Approximately 26% of accounts receivable was from two customers, one of which was a related party during 2014; approximately 10% of accounts receivable was from one customer during 2013.

The Company currently purchases most of its inventory from one supplier.

As discussed in note 8, the Company has concentrations with a related party.

6.	MANDATORILY REDEEMABLE UNITS

In October, 2013, the Company issued 250,000 Class A Units. The units are mandatorily redeemable once the Company has received financing or capital of any form totaling the Series A raise amount of $1,960,000. The amount the Company would be required to pay to redeem the units once the liquidity level is reached is $400,000.

7.	CONVERTIBLE NOTES

In April, 2013, the Company issued $60,000 in convertible notes to Dixie Holdings, LLC, a related party, with an effective interest rate of 15% due April, 2014. As originally stipulated in the note agreement, the Company was to allow the lender to invest up to 50% of the total dollars including principal and interest at the end of the term at a preferred rate of 50% off valuation at time of share purchase (1% full share value = $40,000).

However, in October, 2013, the Company induced conversion of the $60,000 Convertible Note Due 2014 into 60 thousand units. An additional expense of approximately $153,000 resulted in 2013 and is captured within debt conversion expense.

8.	RELATED PARTY TRANSACTIONS

Related party balances consisted of the following at December 31, 2014 and 2013:

	2014	2013

Loan receivable from Member	$261,573	$115,145
Due to related party	10,000	-

The loan receivable from the Member includes accrued interest at 2.31%. As of December 31, 2014 and 2013, accrued interest was $5,099 and $337, respectively.

During the years ended December 31, 2014 and 2013, the Company had sales to a related party of $92,539  and $18,282, respectively, and were recorded at cost.  As of December 31, 2014 and 2013, the Company had receivables from this related party of $41,182 and $3,169, respectively, and are included in accounts receivable.

9.	SHARE BASED COMPENSATION

Consultant

In May of 2013, the Company granted a consultant 12,500 units at a stated value of $3.20 per unit for services rendered.  Based upon the terms of the agreement, the consultant shall vest in his rights to the units provided certain services are performed on or before January of 2014.  These services were performed during the year ended December 31, 2013 and, as such, the Company recorded an expense and related equity contribution of $40,000.

Employee

In July, 2013, the Company granted an employee an option to purchase 12,500 units for $100 commencing each year up until the fifth annual anniversary of the initial agreement.  At the date of grant, the value of the Company’s units were estimated to be $3.20 per unit and was accounted for under the intrinsic value method in 2014 and 2013.  The options vest one year from the date of grant for the life of the agreement, none of which have been exercised.  Compensation cost is recognized on a straight-line basis ($3,325 per month) over the requisite service period for the entire award. At December 31, 2014 and 2013, the total compensation expense recognized was approximately $39,900 and $16,625, respectively.

9.	SHARE BASED COMPENSATION (CONTINUED)

Employee (continued)

The following is an analysis of options of the Company's units issued and outstanding for the consultant and employee:

		Average
	Non vested	intrinsic
	options	value
Balance at January 1, 2013	-
Granted	25,000	$3.20
Vested	(12,500)	$3.20
Balance at December 31, 2013	12,500	$3.20
Granted	12,500	$3.20
Vested	(12,500)	$3.20
Balance at December 31, 2014	12,500	$3.20

10.	SUBSEQUENT EVENTS

Reverse merger

On March 25, 2015, the Company entered into a merger and share exchange agreement with Asta Holdings, Corp., a Nevada Corporation (the “Parent”) and CSA Acquisition Subsidiary, LLC, a Colorado limited liability company and a wholly owned subsidiary of the Parent (the “Acquisition Subsidiary”). The Parent owns all of the issued and outstanding shares of equity securities of the Acquisition Subsidiary, which was formed for the sole purposes of the merger of Acquisition Subsidiary with and into the Company, in which the Company will be the surviving limited liability company, and the acquisition by the Parent of the units of the Company. The surviving company shall continue its corporate existence under the laws of the State of Colorado under the name “CSA, LLC.”

On the closing date, the Members of the Company shall transfer to the Parent all units of the Company outstanding as of the time of the exchange, and the Parent shall issue an aggregate of 69,980,020 fully paid and nonassessable shares of the Parent common stock in exchange for the units to the Members in the amounts set forth in the agreement. The number of shares of Parent common stock included as payment securities shall give effect to the forward stock split.

10.	SUBSEQUENT EVENTS (CONTINUED)

Reverse merger (continued)

Concurrent with the closing of the merger on September 4, 2015, the Company issued 907,564 5% series A convertible preferred stock at $1.00 per share for an aggregate purchase price of $907,563.42. Holders of certain indebtedness of CSA in the principal amount of $460,500 plus accrued interest of $18,063.42, also agreed to exchange the debt for shares of the 5% series A convertible preferred stock on a dollar for dollar exchange price of $1.00 per share.

Note agreements

In 2015, the Company obtained a promissory note in the amount of $250,000, payable to an advisory and consulting firm, and a promissory note in the amount of $50,000, payable to an individual third-party.

Equity transactions

In March, 2015, the Company issued 3,125 units for a total purchase price of $50,000 to a single investor.

Mandatorily redeemable units

In January, 2015, the original agreement, as described in note 6, was amended.  The definition of a liquidity event changed from a specific dollar threshold (initially $1,960,000) to any merger, reverse merger, or any other sale or swap of all or substantially all of the seller's equity with another entity or person (including, without limitation, with a public shell) or the sale of all or substantially all of the assets of the seller, which would cause the units to become mandatorily redeemable. The Company is now required to pay $550,000 to redeem the units with 45% due within five days of a liquidity event and the remaining amount due on or before the 12 month anniversary of the liquidity event.

The initial members associated with the mandatorily redeemable units, are now entitled to a total of $50,000 of preferred stock, post-liquidity event, along with the right for each member to elect one board member.

As the units became mandatorily redeemable in September, 2015, when the reverse merger was finalized, the Company repurchased 56,250 shares for $247,500.

CSA, LLC
Balance Sheets
As of June 30, 2015 and December 31, 2014

ASSETS	2015	2014
	(unaudited)
Current assets:
Cash	$12,120	$42,525
Accounts receivable, net of allowance for doubtful accounts of $25,000 and $0 for 2015 and 2014 respectively	84,544	85,003
Due from Escrow	150,000	-
Other current assets	3,000	4,027

Total current assets	249,664	131,555

Loan receivable from Member	261,573	261,573
Property and equipment, net of
accumulated depreciation	128,991	42,500

Total assets	$640,228	$435,628

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable	$102,789	$34,464
Accrued expenses and deposits	366,675	246,220
Due to related party	20,000	10,000
Short term notes payable	400,000	-
Mandatorily redeemable units	400,000	400,000

Total current liabilites	1,289,464	690,684

Total liabilities	1,289,464	690,684

Members' deficit	(649,236)	(255,056)

Total liabilities and members' equity	$640,228	$435,628

See notes to unaudited condensed financial statements

CSA, LLC
Statements of Operations
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
	(Unaudited)	(Unaudited)

Revenues	$512,046	$166,606

Cost of Revenues	298,904	166,093

Gross profit	213,142	513

Operating expenses:
Advertising and marketing	1,057	1,670
Payroll	435,079	174,942
Professional fees	40,006	16,629
Rent	28,604	22,737
Travel	37,910	10,154
Other	110,682	44,098
Depreciation expense	3,723	-

Total operating expenses	657,061	270,230

Loss before other expenses	(443,919)	(269,717)

Other income (expense)
Interest income	33	3
Interest (expense)	(12,538)	-
Fees and penalties	(742)	47
Gain (loss) on sale of asset	(1,873)	-
Other (net)	475	-

Total other income (expense)	(14,645)	50

Loss from continuing operations	(458,564)	(269,667)

Net Loss	$(458,564)	$(269,667)

See notes to unaudited condensed financial statements

CSA, LLC
Statements of Changes in Members' Deficit
For the Six Months Ended June 30, 2015 and Year Ended December 31, 2014

	Members' Deficit	Unit Subscription Receivable	Total
Balance, Beginning at 1/1/2014	$(178,108)	$(2,250)	$(180,358)

Contributions	290,000		290,000

Options issued for employee compensation	39,900		39,900

Net loss	(404,598)		(404,598)

Balance, Ending at 12/31/2014	(252,806)	(2,250)	(255,056)

Contributions	64,384		64,384

Net loss	(458,564)		(458,564)

Balance, Ending at 6/30/2015 (unaudited)	$(646,986)	$(2,250)	$(649,236)

See notes to unaudited condensed financial statements

CSA, LLC
Statements of Cash Flows
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
	(unaudited)	(unaudited)
Cash Flows from operating activities:
Net loss	$(458,564)	$(269,667)
Items not requiring cash
Depreciation	3,723	-
Loss (gain) on disposal of asset	1,873	-
(Increase) decrease in assets:
Accounts receivable	459	(29,943)
Due from escrow	(150,000)	-
Other current assets	1,027	(5,865)
Loan receivable from member	-	(75,163)
Increase (decrease) in liabilities:
Accounts payable	68,325	13,211
Accrued payroll	166,824	32,276
Other accrued expenses	(57,116)	(347)
Customer deposits	2,074	89,955
Accrued vacation	(3,865)	-
Accrued interest payable	12,538	-

Net cash from operating activities	(412,703)	(245,542)

Cash flows from investing activities:
Purchases of property and equipment	(106,214)	(24,944)
Proceeds from disposal of asset	14,128	-

Net cash from investing activities	(92,086)	(24,944)

Cash flows from financing activities
Notes payable	400,000	-
Contributions from members	64,384	160,000
Due to related party	10,000	-

Net cash from financing activities	474,384	160,000

(Decrease) increase in cash	(30,405)	(110,486)

Cash, beginning of year	42,525	110,486

Cash, end of period	$12,120	$-

See notes to unaudited condensed financial statements

CSA, LLC
Statements of Cash Flows
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
	(unaudited)	(unaudited)
Supplemental disclosure of cash flow information:

Cash paid during the year for:
Income taxes	$-	$-

Interest	$-	$-

See notes to unaudited condensed financial statements

CSA, LLC
Notes to Financial Statements (unaudited)
June 30, 2015

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business

CSA, LLC (“CSA” or the “Company”), a limited liability company organized in the state of Colorado on March 22, 2010 is a security solutions provider to businesses in the licensed cannabis industry. CSA is headquartered in Denver Colorado. The Company was originally named SpecOps LLC and changed its name to Canna Security America LLC on November 10, 2011 and on October 16, 2014 changed its name to CSA LLC. The Company has only one class of units and all outstanding units have the same rights and privileges customarily associated with ownership.

Basis of presentation and going concern

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six month period ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.  These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto  for the year ended December 31, 2014, included elsewhere in this Form 8-K.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring net losses of $458,564 and $269,667 and negative cash flows from operating activities of $412,703 and $245,542 for the six months ended June 30, 2015 and 2014 respectively. As of June 30, 2015 and December 31, 2014, the Company had a working capital deficit of $1,039,800 and $559,129, respectively, and a members’ deficit of $649,236 and $255,056, respectively.

The Company anticipates that it will continue to incur losses into the foreseeable future and plans to fund its losses from operations and capital funding needs through future public or private equity or debt financings, other third-party funding, collaborations or a combination of these. There can be no assurance that the Company will be able to obtain equity or debt financing on acceptable terms, or at all. If the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, and future prospects, including its ability to continue as a going concern.

The Company’s recurring net losses, working capital deficit and members’ deficit raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

Use of estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Revenue recognition

Major components of revenue for the Company include installations of alarms, door access systems, video cameras, security system design, monitoring and consulting.  Revenue is recognized as those services are rendered, net of sales taxes. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered. Revenue associated with the sale of equipment and related installation is recognized once delivery, installation and customer acceptance is completed.  Monitoring revenue is recognized over the life of the respective contract.

Cash and cash equivalents

All highly liquid investments with original maturities of three months or less from the time of purchase are considered to be cash equivalents.

Accounts receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment on the invoice date. Unpaid accounts receivable with invoice dates over 30 days old bear interest at 1% per month.

Accounts receivable are stated at the contractual amount billed to the customer plus any accrued and unpaid interest. Customer account balances with invoices dated over 90 days old are considered past due. Interest continues to accrue on past due accounts until the age of any invoices exceeds 180 days at which time the account is placed on nonaccrual status. When a customer balance is placed on nonaccrual status, the Company reverses any accrued but uncollected interest previously recognized through interest income. In addition, the Company discontinues the accrual of interest and does not resume these accruals unless the account first ceases to be classified as past due and then subsequently requalifies for accrual status.

The allowance for doubtful accounts receivable reflects the best estimate of probable losses inherent in the Company's receivable portfolio determined on the basis of historical experience and other currently available evidence.

Loan receivables and allowance for loan losses

Loans receivable are stated at unpaid principal balances, less an allowance for loan losses and net deferred loan origination fees and discounts, if any. Interest on loans is recognized over the term of the loan and is calculated using the compound-interest method on the outstanding balance of the loan.

Property and equipment

Property and equipment is recorded at cost less accumulated depreciation.  Maintenance and repair expenditures are charged to expense when incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

Leasehold improvements                                                                                    Lesser of remaining term of the lease or economic useful life

Vehicles                                                                                                                              Up to 5 years

Equipment, furniture and fixtures                                                               3 to 7 years

Inventory

Inventory is recorded at the lower of cost (primarily first-in, first-out) or market value.

Long-lived assets

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset.  If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded.  Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable.  Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.  Management has evaluated the long-lived assets and has not identified any impairment as of June 30, 2015 or June 30, 2014.

Income taxes

The Company is a limited liability company, but with the consent of its members, has elected, under the Internal Revenue Code, to be taxed as an S corporation. In lieu of corporate income taxes, the members of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate their fair values due to the short-term nature of these instruments.

The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  This hierarchy consists of three broad levels: Level 1 inputs consist of unadjusted quoted prices in active markets for identical assets and have the highest priority; Level 2 inputs are those that are observable, either directly or indirectly, for the asset or liability other than quoted prices included in Level 1; and Level 3 inputs, which are unobservable and are used when level 1 and 2 inputs are not available.  The Company uses appropriate valuation techniques based on the available inputs.  When available, the Company measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value.  Level 3 inputs, if any, were only used when Level 1 or Level 2 inputs were not available.

Share based compensation

The Company established an equity based compensation plan for a certain employee and consultant.  Under each plan, the individuals vest in the shares of the Company based upon the terms of their respective agreements.  The Company values the shares either at the stated value contained in the agreement or using the intrinsic value method.  Compensation costs are recognized using the straight-line method. Upon exercise, the equity units will be issued out of equity units reserved under the plan.

Advertising

Advertising is charged to expense as incurred.  Operating expenses for the six months ended June 30, 2015 and June 30, 2014 includes advertising and marketing expense of approximately $1,000 and $1,700 respectively.

Recent accounting pronouncements

Management has reviewed and adopted applicable recent accounting standards updates issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Security and Exchange Commission during the six month periods ended June 30, 2015 and 2014.  Management believes the adoption of such pronouncements and revisions do not have a material impact on the Company's financial statements other than certain footnote disclosures which have been incorporated into these financial statements.

2.            PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
	June 30, 2015 (unaudited)	Dec. 31, 2014
Vehicles	$102,850	$16,000
Furniture and equipment	38,582	35,383
	141,432	51,383
Less accumulated depreciation	(12,441)	(8,883)

Property and equipment, net	$128,991	$42,500

3.            ACCRUED EXPENSES

Accrued expenses consist of the following:
	June 30, 2015 (unaudited)	Dec. 31, 2014
Customer deposits	$60,300	$58,226
Accrued interest payable	12,538	-
Accrued payroll	11,953	8,609
Accrued vacation	-	3,865
Payroll liabilities	242,679	79,200
Other liabilities	4,652	7,014
Refund of investor deposit	-	50,000
Other accrued expenses	34,553	39,306

Total accrued expenses	$366,675	$246,220

4.            PROVISION FOR INCOME TAXES

The Company follows the provisions of uncertain tax positions as addressed in FASB ASC 740-10-65-1.  The Company files income tax returns in the U.S. Federal and state jurisdictions.  Generally, the Company's tax returns remain open for federal income tax examination for three years from the date of filing and four years for Colorado.  The Company is no longer subject to U.S. federal examinations by tax authorities for 2009 and 2010 and is no longer subject to state income tax examinations by tax authorities for 2009.

The Company recognizes interest and penalties associated with its tax positions in operating expenses. Interest and penalties recognized during the six months ended June 30, 2015 and 2014 were $641 and $34, respectively. These amounts are included in the Statement of Operations under the caption "Other."

5.            COMMITMENTS AND CONTINGENCIES

Leases

In September 2013, the Company leased office space for 36 months, containing certain escalations in rent and an initial rent holiday, expiring in August 2016. The Company accounts for rent expense on a straight-line basis over the term of the lease.  Future minimum lease payments that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 2015 are as follows:

Six months ended June 30, 2015
July 31, 2015 - June 30, 2016	$52,495
Thereafter	13,332

$65,827

Litigation

From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business.  Any adverse outcome of any claim, in management’s opinion, individually or in the aggregate, would not have a material effect on the Company’s financial condition, results of operations or cash flows.

Concentrations

The Company's primary source of revenue is to businesses associated with the cannabis industry.

Approximately 59% of revenues came from three customers during the six months ended June 30, 2015 and 67% of revenues came from three customers during the six months ended June 30, 2014.

Approximately 26% of accounts receivable was from two customers, one of which was a related party during the six months ended June 30, 2015; approximately 10% of accounts receivable was from one customer during the year ended December 31, 2014.

The Company currently purchases most of its inventory from one supplier.

As discussed in note 8, the Company has concentrations with a related party.

6.            MANDATORILY REDEEMABLE UNITS

In October, 2013, the Company issued 250,000 Class A Units. The units are mandatorily redeemable once the Company has received financing or capital of any form totaling the Series A raise amount of $1,960,000. The amount the Company would be required to pay to redeem the units once the liquidity level is reached is $400,000.  See subsequent footnote.

7.            NOTES PAYABLE

In January 2015, the Company obtained a promissory note in the amount of $250,000, payable to an advisory and consulting firm which was subsequently increased to $275,000 in August, all with an 8% interest rate.  The Company also issued a promissory note in the amount of $50,000 in March with an 8% interest rate, payable to an individual third-party, and 3 promissory notes totaling $100,000 to three individual third-parties in May, all at an 18% interest rate.  All the above notes are to mature on or around August 31, 2015.

8.            RELATED PARTY TRANSACTIONS

Related party balances consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	Dec. 31, 2014

Loan receivable from Member	$261,573	$261,573
Due to related party	20,000	-

The loan receivable from the Member includes accrued interest at 2.31%.  As of June 30, 2015 and December 31, 2014, accrued interest was $0 and $5,099, respectively.

During the six months ended June 30, 2015 and 2014, the Company had sales to a related party of $92,539  and $18,282, respectively, and were recorded at cost.  As of June 30, 2015 and December 31, 2014, the Company had receivables from this related party of $4,611 and $41,182, respectively, and are included in accounts receivable.

9.            SHARE BASED COMPENSATION

Consultant

In May of 2013, the Company granted a consultant 12,500 units at a stated value of $3.20 per unit for services rendered.  Based upon the terms of the agreement, the consultant shall vest in his rights to the units provided certain services are performed on or before January of 2014.  These services were performed during the year ended December 31, 2013 and, as such, the Company recorded an expense and related equity contribution of $40,000.

Employee

In July, 2013, the Company granted an employee an option to purchase 12,500 units for $100 commencing each year up until the fifth annual anniversary of the initial agreement.  At the date of grant, the value of the Company’s units were estimated to be $3.20 per unit and was accounted for under the intrinsic value method in 2015 and 2014.  The options vest one year from the date of grant for the life of the agreement, none of which have been exercised.  Compensation cost is recognized on a straight-line basis ($3,325 per month) over the requisite service period for the entire award. At June 30, 2015 and 2014, the total compensation expense recognized was approximately $0 and $0, respectively.

The following is an analysis of options of the Company's units issued and outstanding for the consultant and employee:
		Average
	Non vested	intrinsic
	options	value
Balance at December 31, 2014	12,500	$3.20
Granted	-	$3.20
Vested	(12,500)	$3.20
Balance at June 30, 2015	-	$3.20

10.            SUBSEQUENT EVENTS

Subsequent events have been evaluated through November 11, 2015, which is the date the financial statements were available to be issued.

Reverse merger

"On March 25, 2015, the Company entered into a merger and share exchange agreement with Asta Holdings, Corp., a Nevada Corporation (the “Parent”) and CSA Acquisition Subsidiary, LLC, a Colorado limited liability company and a wholly owned subsidiary of the Parent (the “Acquisition Subsidiary”). The Parent owns all of the issued and outstanding shares of equity securities of the Acquisition Subsidiary, which was formed for the sole purposes of the merger of Acquisition Subsidiary with and into the Company, in which the Company will be the surviving limited liability company, and the acquisition by the Parent of the units of the Company. The surviving company shall continue its corporate existence under the laws of the State of Colorado under the name “CSA, LLC.”

On the closing date, the Members of the Company transferred to the Parent all units of the Company outstanding as of the time of the exchange, and the Parent issued an aggregate of 69,980,020 fully paid and nonassessable shares of the Parent common stock in exchange for the units to the Members in the amounts set forth in the agreement. The number of shares of Parent common stock included as payment securities shall give effect to the forward stock split.

Concurrent with the closing of the merger on September 4, 2015, the Company issued 907,564 shares of 5% series A convertible preferred stock at $1.00 per share for an aggregate purchase price of $907,563. Holders of certain indebtedness of CSA in the principal amount of $460,500 plus accrued interest of $18,063, also agreed to exchange the debt for shares of the 5% series A convertible preferred stock on a dollar for dollar exchange price of $1.00 per share.

Mandatorily redeemable units

In January, 2015, the original agreement, as described in note 6, was amended.  The definition of a liquidity event changed from a specific dollar threshold (initially $1,960,000) to any merger, reverse merger, or any other sale or swap of all or substantially all of the seller's equity with another entity or person (including, without limitation, with a public shell) or the sale of all or substantially all of the assets of the seller, which would cause the units to become mandatorily redeemable. The Company is now required to pay $550,000 to redeem the units with 45% due within five days of a liquidity event and the remaining amount due on or before the 12 month anniversary of the liquidity event.

The initial members associated with the mandatorily redeemable units, are now entitled to a total of $50,000 of preferred stock, post-liquidity event, along with the right for each member to elect one board member.

As the units became mandatorily redeemable in September, 2015, when the reverse merger was finalized, the Company repurchased 56,250 shares for $247,500.